UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2026

MeiraGTx Holdings plc

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38520	98-1448305
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

655 Third Avenue, Suite 1115

New York, NY 10017

(Address of principal executive offices) (Zip code)

(646) 860-7985

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.00003881 par value per share	MGTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07Submission of Matters to a Vote of Security Holders.

On June 11, 2026, MeiraGTx Holdings plc (the “Company”) held its annual general meeting of shareholders (the “Annual Meeting”). A total of 75,326,022 of the Company’s ordinary shares were present in person or represented by proxy at the Annual Meeting, representing approximately 81.4% of the Company’s ordinary shares outstanding as of the April 21, 2026 record date. Following are the voting results for the proposals considered and voted upon at the Annual Meeting, each of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 30, 2026.

Item 1 – Election of three Class II directors to hold office until the Company’s annual general meeting of shareholders to be held in 2029 and until their respective successors have been duly elected and qualified.

	FOR	WITHHELD	BROKER NON-VOTES
Ellen Hukkelhoven, Ph.D	63,644,550	246,847	11,434,625
Nicole Seligman	62,881,518	1,009,879	11,434.625
Debra Yu, M.D.	54,192,550	9,698,847	11,434,625

Item 2 – Ratification, by ordinary resolution, of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

FOR	AGAINST	ABSTAINED
73,933,288	1,029,075	363,659

Based on the above voting results, the director nominees named above were elected and Item 2 was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2026

MEIRAGTX HOLDINGS PLC

	By:	/s/ Richard Giroux
	Name:	Richard Giroux
	Title:	Chief Financial Officer and Chief Operating Officer

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